UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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(Amendment No.            )
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BLACKBOARD INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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BLACKBOARD INC.
1899 L Street NW, 5th Floor
Washington, D.C. 20036
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 19, 2005

       The Annual Meeting of Stockholders of Blackboard Inc. will be held at Sheraton Four Points Hotel, 1201 K Street NW, Washington, D.C. 20005, on Thursday, May 19, 2005 at 11:00 a.m., Eastern time, to consider and act upon the following matters:

1.	To elect two directors to Class I of our Board of Directors, each to serve for a term of three years or until his or her successor is duly elected and qualified or until his earlier resignation or removal;

2.	To approve the Amended and Restated 2004 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan from 1,887,692 to 2,350,000 and make other specified changes;

3.	To ratify the selection of our independent registered public accounting firm; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      Only stockholders of record at the close of business on March 29, 2005, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.
      To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting.
      Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail. For further details, see the discussion on page 1 of the enclosed proxy statement. If you have Internet access, we encourage you to record your vote on the Internet.

By Order of the Board of Directors

Matthew H. Small
Senior Vice President, General Counsel and Secretary
Washington, D.C.
April 7, 2005

BLACKBOARD INC.
1899 L Street NW, 5th Floor
Washington, D.C. 20036

PROXY STATEMENT
      This proxy statement is furnished to stockholders of Blackboard Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at our Annual Meeting of Stockholders to be held at Sheraton Four Points Hotel, 1201 K Street NW, Washington, D.C. 20005, on May 19, 2005, at 11:00 a.m., Eastern time, and at any adjournments or postponements of the meeting (the “Annual Meeting”). The 2005 annual report to stockholders, containing our audited financial statements for the fiscal year ended December 31, 2004, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. Except where the context otherwise requires, references to “Blackboard,” “we,” “us,” “our” and similar terms refer to Blackboard Inc.
      Only stockholders of record at the close of business on March 29, 2005 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about April 11, 2005. As of the Record Date, 26,213,132 shares of our common stock, $0.01 par value per share, were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.
      You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our corporate secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Blackboard Inc., 1899 L Street NW, 5th Floor, Washington, D.C. 20036, Attention: Matthew H. Small, Corporate Secretary, at or before the taking of the vote at the Annual Meeting.
      The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
      In the election of Class I directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.
      The persons named as attorneys-in-fact in the proxies, Michael L. Chasen and Peter Q. Repetti, were selected by the Board of Directors and are officers of Blackboard. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the matters specified in this proxy statement.
      Aside from the matters described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Table of Contents

Proxy Statement	1
Securities Ownership of Certain Beneficial Owners and Management	4
Proposal No. 1 — Election of Directors	6
The Board of Directors and its Committees	7
Communications from Stockholders to the Board	10
Audit Committee Report	11
Executive Compensation and Other Information Concerning Directors and Officers	12
Summary Compensation Table	12
Option Grants in the Last Fiscal Year	13
Option Exercises and Fiscal Year-End Values	14
Equity Compensation Plan Information	14
Compensation of Directors	14
Employment Agreements	15
Compensation Committee Interlocks and Insider Participation	16
Compensation Committee Report on Executive Compensation	16
Stock Performance Graph	20
Certain Relationships and Related Transactions	21
Proposal No. 2 — Approval of Amendment and Restatement of the 2004 Stock Incentive Plan	22
Proposal No. 3 — Ratification of Selection of Independent Registered Public Accounting Firm	28
Section 16(a) Beneficial Ownership Reporting Compliance	29
Stockholder Proposals	29
Code of Business Conduct and Ethics	29
Expenses and Solicitation	29
Delivery of Documents to Stockholders Sharing an Address	30
Other Business	30
Appendix A — Amended and Restated Audit Committee Charter	A-1
Appendix B — Amended and Restated 2004 Stock Incentive Plan	B-1

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth as of March 15, 2005, certain information regarding beneficial ownership of our common stock (i) by each person known to us who beneficially owned more than 5% of the shares of our common stock outstanding at such date; (ii) by each director; (iii) by each executive officer or former executive officer identified in the Summary Compensation Table on page 12; and (iv) by all directors and executive officers as a group.

		Percentage of
	Number of Shares	Shares of
	Beneficially	Common
Name and Address of Beneficial Owner(1)	Owned	Stock

Oak Hill Capital Partners(2)	3,405,610	13.0%
201 Main Street, Suite 2415 Fort Worth, TX 76102
ICG Holdings, Inc.(3)	2,777,861	10.6%
Pencader Corporate Center 100 Lake Drive, Suite 4 Newark, DE 19702
TCG Holdings, L.L.C.(4)	1,876,057	7.2%
1001 Pennsylvania Avenue, N.W. Suite 220 South Washington, D.C. 20004
Federated Investors, Inc.(5)	1,446,500	5.5%
Federated Investors Tower Pittsburgh, PA 15222-3779
Entities affiliated with Harry Edelson(6)	1,317,443	5.0%
300 Tice Blvd. Woodcliff, NJ 07677-8406
Michael L. Chasen(7)	654,671	2.5%
Matthew L. Pittinsky(8)	653,636	2.5%
Peter Q. Repetti(9)	245,547	*
Todd Gibby(10)	64,886	*
Matthew H. Small(11)	45,618	*
Andrew H. Rosen(12)	172,738	*
Frank Gatti	—	—
Steven Gruber(13)	3,407,486	13.0%
Arthur Levine(14)	40,113	*
E. Rogers Novak, Jr.(15)	186,484	*
William Raduchel	—	—
All directors and executive officers as a group (15 persons)(16)	5,591,616	20.5%

*	Less than one percent.

(1)	The percentages shown are based on 26,152,849 shares of common stock outstanding as of March 15, 2005. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”), and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise listed, the address of each stockholder is: c/o Blackboard Inc., 1899 L Street NW, 5th Floor, Washington, D.C. 20036.

(2)	Consists of 85,138 shares of common stock held by Oak Hill Capital Management Partners, L.P. and 3,320,472 shares of common stock held by Oak Hill Capital Partners, L.P. OHCP MGP, LLC is the sole general partner of OHCP GenPar, L.P., which is the sole general partner of Oak Hill Capital Management Partners, L.P. and Oak Hill Capital Partners, L.P. OHCP MGP, LLC exercises voting and dispositive control over the shares held by Oak Hill Capital Management Partners, L.P. and Oak Hill Capital Partners, L.P. and is governed by a Board of Managers currently consisting of J. Taylor Crandall, Steven B. Gruber, Andrew J. Nathanson, Mark A. Wolfson, W. Robert Cotham, John H. Fant, Ray Pinson and Kevin G. Levy, all of whom disclaim beneficial ownership of these shares.

(3)	Includes 115,384 shares of common stock issuable upon the exercise of a warrant held by ICG Holdings, Inc. Walter W. Buckley, III and Anthony Dolanski, acting jointly, exercise voting and dispositive control over these shares. Each of Messrs. Buckley and Dolanski disclaim beneficial ownership of these shares.

(4)	Consists of 274,675 shares of common stock held by C/ S Venture Investors, L.P., a Cayman Islands limited partnership, 175,052 shares of common stock held by Carlyle U.S. Venture Partners, L.P., a Delaware limited partnership, 106,404 shares of common stock held by Carlyle Venture Coinvestment, L.L.C., a Delaware limited liability company, and 1,319,926 shares of common stock held by Carlyle Venture Partners, L.P., a Cayman Islands limited partnership. TCG Ventures, L.L.C. owns 100% of the outstanding capital stock of TCG Ventures, Ltd., is the sole general partner of Carlyle U.S. Venture Partners, L.P. and is the sole managing member of Carlyle Venture Coinvestment, L.L.C. TC Group, L.L.C. is the sole member of TCG Ventures, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C., and, in such capacity, exercises investment discretion and control of the shares beneficially owned by TC Group, L.L.C. TCG Holdings, L.L.C. is managed by a three-person managing board, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. The members of the managing board are William E. Conway, Jr., David A. D’Aniello and David Rubenstein, all of whom disclaim beneficial ownership of these shares.

(5)	As reported on a Schedule 13G filed by Federated Investors, Inc. with the SEC on February 14, 2005 according to which Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock; the Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Parent; all of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees; and each of the trustees disclaim beneficial ownership of the reported securities.

(6)	Consists of 80,179 shares of common stock held by Harry Edelson, 151,934 shares of common stock held by Edelson III, L.P., 527,647 shares of common stock held by Edelson IV, L.P., 160,323 shares of common stock held by Edelson V, L.P., and 397,360 shares of common stock held by College Enterprises, Inc. Mr. Edelson exercises voting and dispositive control over such shares.

(7)	Includes 235,615 shares of common stock issuable upon exercise of options on or before May 14, 2005.

(8)	Includes 235,615 shares of common stock issuable upon exercise of options on or before May 14, 2005.

(9)	Consists entirely of shares of common stock issuable upon exercise of options on or before May 14, 2005.

(10)	Consists entirely of shares of common stock issuable upon exercise of options on or before May 14, 2005.

(11)	Consists entirely of shares of common stock issuable upon exercise of options on or before May 14, 2005.

(12)	Includes 81,015 shares of common stock issuable upon exercise of options on or before May 14, 2005.

(13)	Includes the shares described in footnote 2 above (the “Oak Hill Shares”) held by Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. and 1,876 shares held by Mr. Gruber. Mr. Gruber is one of the eight members of the Board of Managers of OHCP MGP, LLC, which exercises voting and dispositive control over the Oak Hill Shares. Mr. Gruber disclaims beneficial ownership of the Oak Hill Shares, and the inclusion of the Oak Hill Shares herein shall not be deemed to be an admission that Mr. Gruber beneficially owns such shares.

(14)	Consists entirely of shares of common stock issuable upon exercise of options on or before May 14, 2005.

(15)	Includes 78,311 shares of common stock held by Mr. Novak, 16,226 shares of common stock issuable upon the exercise of a warrant held by Novak Biddle Venture Partners II and 91,947 shares issuable upon exercise of a warrant held by Novak Biddle Venture Partners, L.P. E. Rogers Novak, Jr. and A.G.W. Biddle, III share voting and dispositive control of the shares held by Novak Biddle Venture Partners II and Novak Biddle Venture Partners, L.P.

(16)	Includes 1,176,319 shares of common stock issuable upon exercise of options and warrants on or before May 14, 2005.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Our Board of Directors currently consists of seven members. Our fourth amended and restated certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated E. Rogers Novak, Jr. and William Raduchel for reelection to the Board of Directors as Class I directors, each to hold office until the annual meeting of stockholders to be held in the year 2008 and until his successor has been duly elected and qualified or until his earlier resignation or removal.
      Mr. Novak and Dr. Raduchel are Class I directors whose terms expire at this Annual Meeting and are each a nominee for re-election as directors. Dr. Raduchel was appointed in February 2005 as a Class I director by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. Dr. Raduchel filled the vacancy resulting from the resignation of a Class I director in December 2004. The Board of Directors is also composed of (i) two Class II directors, whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2006 and (ii) three Class III directors, whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2007.
      The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.
Required Vote
      Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee’s total.
The Board of Directors recommends a vote FOR the election
of each of the nominated directors.
      The following table lists the nominees to be elected at the Annual Meeting and the continuing directors. Also listed are the positions currently held by each nominee and continuing director, the committees of the Board on which each nominee or continuing director serves, the year each nominee’s or continuing director’s current term will expire and the class of director of each nominee and continuing director.

		Year Current	Class of
Name and Position	Board Committees	Term Will Expire	Director

Nominees
E. Rogers Novak, Jr. Director (Lead independent director)	Nominating and Corporate Governance (Chair); Audit	2005	I
William Raduchel Director	Compensation	2005	I
Continuing Directors
Michael L. Chasen Chief executive officer, president and director	—	2006	II
Steven B. Gruber Director	Compensation (Chair); Audit; Nominating and Corporate Governance	2006	II
Matthew L. Pittinsky Chairman and director	—	2007	III
Frank R. Gatti Director	Audit (Chair)	2007	III
Arthur E. Levine Director	Compensation; Nominating and Corporate Governance	2007	III
      The information below sets forth certain biographical information of each nominee and continuing director, their ages as of March 1, 2005 and the year each nominee or continuing director was first elected to the Board.
Nominees for Class I Directors
      E. Rogers Novak, Jr., 56, has served as a director since September 1998. Since April 1996, Mr. Novak has been a managing member of the general partner of Novak Biddle Venture Partners, L.P., a venture capital investment firm. Mr. Novak received a BA degree from Kenyon College.
      William Raduchel, Ph.D, 58, has served as a director since February 2005. Since May 2004, Dr. Raduchel has served as chairman and chief executive officer of Ruckus Network Inc., a digital entertainment service for students at colleges and universities over the university network. Through December 2002, Dr. Raduchel was executive vice president and chief technology officer at AOL Time Warner, Inc. He joined America Online, Inc., in September 1999 as senior vice president and chief technology officer. Until September 1999, Dr. Raduchel was chief strategy officer and a member of the executive committee of Sun Microsystems, Inc. In his eleven years at Sun, Dr. Raduchel also served as chief information officer, chief financial officer, acting vice president of human resources and vice president of corporate planning and development. Dr. Raduchel serves on the Board of Directors and is chairman of the audit committee of Chordiant Software Inc. Dr. Raduchel received a BA degree from Michigan State University, AM and Ph.D degrees from Harvard University and an honorary doctorate from Michigan Technological University.
Continuing Class II Directors
      Michael Chasen, 32, has served as chief executive officer since January 2001, as president since February 2004 and as a director since our founding in 1997. From June 1997 to January 2001, Mr. Chasen served as president. Before co-founding Blackboard, from May 1996 to June 1997, Mr. Chasen was a consultant with KPMG Consulting (now BearingPoint, Inc.) serving colleges and universities. Mr. Chasen received a BS degree from American University and a MBA degree from Georgetown University School of Business.

      Steven Gruber, 47, has served as a director since February 2003. Since February 1999, Mr. Gruber has been a managing partner of Oak Hill Capital Management, Inc., the investment advisor to Oak Hill Capital Partners, L.P., a private equity fund formed in 1999. Since April 1990, Mr. Gruber has been a managing director of Oak Hill Partners, Inc. (including its predecessor entities), the manager of Acadia Partners, L.P., a leveraged high yield, mezzanine and private equity fund. Additionally, since February 1994, he has been a managing partner of Insurance Partners Advisors L.P., a private equity fund specializing in the insurance industry. Mr. Gruber has also been a vice president of Keystone, Inc., an investment firm, since February 1993. Mr. Gruber serves on the boards of directors of American Capital Access Holdings Limited, American Skiing Company, TravelCenters of America, Inc. and Williams Scotsman Holdings, Inc. Mr. Gruber received a BA degree from the University of Michigan and a MBA from the University of Chicago Graduate School of Business.
Continuing Class III Directors
      Frank Gatti, 58, has served as a director since April 2004. Since November 1997, Mr. Gatti has been the chief financial officer of Educational Testing Service, an educational testing and measurement organization. Mr. Gatti is a certified public accountant and received a BBA degree from Baruch College and a MBA degree from Rutgers University.
      Dr. Arthur Levine, 56, has served as a director since July 1999. Since July 1994, Dr. Levine has been the president and professor of education at Teachers College, Columbia University. Dr. Levine received a BA degree from Brandeis University and a Ph.D degree from State University of New York at Buffalo.
      Matthew Pittinsky, 32, has served as chairman of the Board of Directors since our founding in 1997. From June 1997 to November 1998, Mr. Pittinsky also served as chief executive officer. Before co-founding Blackboard, from July 1995 to June 1997 Mr. Pittinsky was a consultant with KPMG Consulting (now BearingPoint, Inc.) serving colleges and universities. Mr. Pittinsky is the editor of The Wired Tower, a book published in June 2002 analyzing the Internet’s impact on higher education. Mr. Pittinsky serves on the board of trustees of American University. Mr. Pittinsky received a BS degree from American University and an Ed.M degree from Harvard University Graduate School of Education. He is currently a Ph.D candidate at Columbia University Teachers College.
The Board of Directors and its Committees
     Board of Directors
      The Board of Directors met fourteen times during fiscal year 2004. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served during 2004. The Board of Directors has separately designated standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board of Directors.
      As a policy, we encourage our directors to attend our annual stockholder meetings. We completed the initial public offering of our common stock in June 2004 prior to which we did not hold an annual meeting but solicited written consents of our stockholders in lieu of an annual meeting of stockholders.
     Audit Committee
      The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by:

•	reviewing the financial reports provided by us to the SEC, our stockholders or the general public;

•	reviewing our internal financial and accounting controls;

•	evaluating and selecting our independent public accountants;

•	reviewing the audited financial statements;

•	discussing the adequacy of our internal controls and procedures with management and the auditors;

•	supervising our relationship with our independent public accountants;

•	reviewing the scope of both audit and non-audit services and related fees; and

•	determining the independence of our independent public accountants.
      The Audit Committee met six times during 2004. Messrs. Gatti, Gruber and Novak currently serve on the Audit Committee and Mr. Gatti serves as chairperson. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (the “NASD”). The Board has determined that all members of the Audit Committee are independent as defined under Rule 10A-3(b)(1)(ii) of the Exchange Act and all members of the Audit Committee except Mr. Gruber fall under the safe harbor provision of Rule 10A-3(e)(1)(ii) of the Exchange Act. The Board has further determined that Mr. Gatti is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is attached to this proxy statement as Appendix A.
     Compensation Committee
      The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to our executive officers and employees and producing an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders in accordance with applicable rules and regulations. The Compensation Committee also:

•	reviews and makes recommendations to the management of Blackboard on company-wide compensation programs and practices;

•	approves the salary, bonus and equity arrangements of our chief executive officer and other senior executive officers; and

•	recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto (including increases in the number of shares of common stock available for grant as stock options or otherwise thereunder) for which stockholder approval is required or desirable.
      The Compensation Committee met three times during 2004. Mr. Gruber and Drs. Levine and Raduchel currently serve on the Compensation Committee and Mr. Gruber serves as chairperson. The Board has determined that all members of the Compensation Committee are independent directors within the meaning of Rule 4200(a)(15) of the NASD listing standards.
      The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on our website at http://investor.blackboard.com.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities by:

•	reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors;

•	establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and

•	establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to Blackboard and our stockholders.
      Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates and the Nominating and Corporate Governance Committee may use third party executive search firms to identify or evaluate potential nominees. The Nominating and Corporate Governance Committee may, in its discretion, consider nominees recommended by stockholders. Candidates proposed by stockholders are evaluated using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for consideration by the Nominating and Corporate Governance Committee should submit the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected and evidence of the nominating stockholder’s ownership of our common stock at least 120 days prior to the next annual meeting to the Nominating and Corporate Governance Committee, c/o Matthew H. Small, Corporate Secretary, Blackboard Inc., 1899 L Street NW, 5th Floor, Washington, D.C. 20036.
      In accordance with the corporate governance guidelines adopted by the Board, the Nominating and Corporate Governance Committee identifies and selects potential nominees by using the principles and criteria described in the corporate governance guidelines, including the consideration of the following factors: compliance with the independence requirements under the NASD listing standards and applicable law, the candidate’s reputation for integrity, honesty and adherence to high ethical standards, the candidate’s business acumen and experience, the existence of real or perceived conflicts of interest and the candidate’s ability to devote the time necessary to discharge his or her responsibilities as a director. While the Board has not established term limits, director membership is reviewed annually by the Nominating and Corporate Governance Committee and the Board has established a general policy that any director who reaches the age of 70 is expected to retire from the Board effective at the end of his or her term. Potential nominees should generally be able to serve for at least five years before reaching the age of 70.
      The Nominating and Corporate Governance Committee met once during 2004. Messrs. Novak and Gruber and Dr. Levine currently serve on the Nominating and Corporate Governance Committee and Mr. Novak serves as chairperson. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 4200(a)(15) of the NASD listing standards.
      The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on our website at http://investor.blackboard.com.
Communications from Stockholders to the Board
      Any stockholder wishing to communicate with any of our directors may write to the director, c/o Matthew Small, Corporate Secretary, Blackboard Inc., 1899 L Street NW, Washington, D.C. 20036. The corporate secretary will forward these communications directly to the director(s) specified or, if none is specified, to the chairman of the Board.

AUDIT COMMITTEE REPORT
      The Audit Committee oversees the Blackboard’s financial reporting process on behalf of the Board of Directors. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Blackboard’s financial reporting, internal controls and audit functions. A copy of the charter is attached to this proxy statement as Appendix A.
      Management is responsible for the preparation, presentation and integrity of Blackboard’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, Blackboard’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with the Company’s management and Ernst & Young LLP.
      The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Blackboard’s financial statements. The Audit Committee discussed with Blackboard’s management and independent auditors the overall scope and plans for their respective audits. The Audit Committee reviewed with Ernst & Young LLP its judgments as to the quality, not merely the acceptability, of the Blackboard’s accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosure in Blackboard’s financial statements and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Blackboard’s internal controls, and the overall quality of Blackboard’s financial reporting.
      In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and Blackboard and considered the compatibility of non-audit services with Ernst & Young LLP’s independence. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In accordance with Audit Committee policy and the requirements of applicable law, all services to be provided by Ernst & Young LLP are pre-approved by the Audit Committee including audit services, audit-related services, tax services and other services.
      Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.
      Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE

Frank R. Gatti, Chair
Steven B. Gruber
E. Rogers Novak, Jr.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS
Summary Compensation Table
      The following table provides certain summary information concerning compensation for the fiscal years ended December 31, 2004 and 2003 that we paid to our chief executive officer, each of our four other most highly compensated executive officers (determined by reference to compensation for fiscal year 2004) and one other individual who would have been one of the four other most highly compensated executive officers (determined by reference to compensation for fiscal year 2004) but for the fact that he was not serving as an executive officer at the end of fiscal year 2004.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards

	Fiscal				Number of	All Other
Name and Principal Positions(s)	Year	Salary ($)	Bonus ($)(1)		Options/SARs (#)(2)	Compensation ($)

Michael L. Chasen	2004	$300,000	$205,000		18,876	$1,338	(8)
Chief executive officer,	2003	262,500	186,000	(3)	4,719	15,000	(9)
president and director
Matthew L. Pittinsky	2004	221,875	163,750		18,876	841	(8)
Chairman and director	2003	200,000	139,500	(4)	4,719	15,000	(9)
Peter Q. Repetti	2004	208,212	155,500		68,428	—
Chief financial officer	2003	193,562	130,200	(5)	4,719	—
Todd E. Gibby	2004	170,000	95,000		7,078	—
Senior vice president for sales	2003	150,000	106,858	(6)	4,719	—
Matthew H. Small	2004	165,850	116,875		54,270	—
Senior vice president for legal, general counsel	2003	121,050	59,400		1,769	—
and secretary
Andrew H. Rosen(10)	2004	185,625	124,738		47,192	242,848	(11)
Former chief corporate officer	2003	188,469	118,141	(7)	4,719	20,000	(9)
and president for international

(1)	All amounts are reported in the year earned, regardless of when they are paid.

(2)	We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years ended December 31, 2004 or 2003.

(3)	In our registration statement on Form S-1 filed with the SEC on March 5, 2004 and the amendments thereto (the “Registration Statement”), we reported a bonus of $84,811 paid to Mr. Chasen in fiscal year 2003. The 2003 bonus amount presented in the table above represents the bonus amount actually earned by Mr. Chasen in such year but paid, in part, in 2004.

(4)	In the Registration Statement, we reported a bonus of $84,811 paid to Mr. Pittinsky for fiscal year 2003. The 2003 bonus amount presented in the table above represents the bonus amount actually earned by Mr. Pittinsky in such year but paid, in part, in 2004.

(5)	In the Registration Statement, we reported a bonus of $80,750 paid to Mr. Repetti for fiscal year 2003. The 2003 bonus amount presented in the table above represents the bonus amount actually earned by Mr. Repetti in such year but paid, in part, in 2004.

(6)	In the Registration Statement, we reported a bonus of $77,251 paid to Mr. Gibby for fiscal year 2003. The 2003 bonus amount presented in the table above represents the bonus amount actually earned by Mr. Gibby in such year but paid, in part, in 2004.

(7)	In the Registration Statement, we reported a bonus of $78,450 paid to Mr. Rosen for fiscal year 2003. The 2003 bonus amount presented in the table above represents the bonus amount actually earned by Mr. Rosen in such year but paid, in part, in 2004.

(8)	Consists of supplemental long-term disability insurance premiums paid by us for the benefit of the named executive officer.

(9)	Consists of life insurance premiums paid by us for the benefit of the named executive officer.

(10)	Mr. Rosen was chief corporate officer and president for international until his departure from Blackboard on December 1, 2004.

(11)	Consists of supplemental long-term disability insurance premiums paid by us for the benefit of Mr. Rosen and the portion of the $343,581 payment, excluding the amount constituting Mr. Rosen’s 2004 earned bonus, to be paid in fiscal year 2005 to Mr. Rosen pursuant to a Release Agreement between Mr. Rosen and us dated December 7, 2004.
Options Grants In The Last Fiscal Year
      The following table sets forth grants of stock options during the fiscal year ended December 31, 2004 to the each of the executive officers named in the Summary Compensation Table above:
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(1)
						Potential Realizable Value at
	Number of	Percent of Total				Assumed Annual Rates of Stock
	Securities	Options				Price Appreciation For
	Underlying	Granted to	Exercise or			Option Term ($)(2)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date		5%	10%

Michael L. Chasen	7,078	0.6%	$14.00	6/18/2014		$62,318	$157,927
	11,798	1.1%	14.00	6/18/2014		103,876	263,242
Matthew L. Pittinsky	7,078	0.6%	14.00	6/18/2014		62,318	157,927
	11,798	1.1%	14.00	6/18/2014		103,876	263,242
Peter Q. Repetti	61,350	5.5%	9.98	2/18/2014		385,055	975,805
	7,078	0.6%	14.00	6/18/2014		62,318	157,927
Todd E. Gibby	7,078	0.6%	14.00	6/18/2014		62,318	157,927
Matthew H. Small	47,192	4.3%	9.98	2/18/2014	(3)	296,194	750,615
	7,078	0.6%	14.00	6/18/2014		62,318	157,927
Andrew H. Rosen	47,192	4.3%	14.00	12/1/2004	(4)	415,503	1,052,967

(1)	The stock options shown in this table were granted at an exercise price equal to the fair market value of our common stock on the date of grant. Except as indicated, the options have a term of 10 years from the date of grant and become exercisable over four years, 25% on the first anniversary of the applicable vesting commencement date and the remainder in 36 equal monthly installments.

(2)	In accordance with SEC rules, these columns show the hypothetical gains that the named executive officers would have for these options at the end of their ten-year terms assuming that the market price of our common stock appreciates at an annualized rate of 5% and 10%, respectively, from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules and do not represent estimates or projections of future stock prices.

(3)	Vests as to 50% of the shares on 2/18/2004, 25% on 2/18/2005, and as to an additional 2.08% of the shares monthly thereafter.

(4)	Stock option expired unexercised upon Mr. Rosen’s departure from Blackboard on December 1, 2004.

Option Exercises and Fiscal Year-End Values
      The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options during the year ended December 31, 2004 and the year-end value of unexercised options.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Unexercised		Value of Unexercised
			Options held		In-the-Money Options at
	Shares		at December 31, 2004 (#)		December 31, 2004 ($)(2)
	Acquired on	Value
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael L. Chasen	—	$—	205,678	82,193	$1,124,430	$360,753
Matthew L. Pittinsky	—	—	205,678	82,193	1,124,430	360,753
Peter Q. Repetti	—	—	218,625	40,783	1,160,894	184,310
Todd E. Gibby	—	—	59,283	16,222	321,557	53,611
Matthew H. Small	—	—	29,753	31,005	145,677	121,407
Andrew Rosen	20,000	277,400	114,776	—	721,946	—

(1)	Amount disclosed in this column was calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act, and does not reflect the amount actually received by the named executive officer.

(2)	These amounts represent the difference between the exercise price of the stock options and the price of our common stock on December 31, 2004 for all in-the-money options held by the named executive officers. These stock options were granted at the fair market value of the stock on the grant date.
Equity Compensation Plan Information
      The following table provides information as of December 31, 2004 about the securities authorized for issuance to our employees, directors and other eligible participants under our equity compensation plans, consisting of the Amended and Restated Stock Incentive Plan and the 2004 Stock Incentive Plan.

	Number of Securities to
	be issued upon exercise	Weighted average exercise	Number of securities
	of outstanding options,	price of outstanding options,	remaining available for
Plan Category	warrants and rights	warrants and rights	future issuance

Equity compensation plans approved by security holders	3,937,593	$10.37	1,596,037
Equity compensation plans not approved by security holders	—	—	—
Total	3,937,593	$10.37	1,596,037
Compensation of Directors
      The Board of Directors has adopted an Outside Director Compensation Policy that sets forth how our non-employee directors are compensated for their service. Pursuant to the policy, each non-employee director is paid a $10,000 annual retainer and a fee for attendance at Board meetings, committee meetings and Blackboard events. The fees payable for attendance at such meetings and events are as follows: $5,000 for each Board meeting attended in person, $2,500 for each Board meeting attended via telephone, $1,500 for each committee meeting attended in person, $3,000 if chairing a committee meeting in person, $750 for each committee meeting attended via telephone, $1,500 if chairing a committee meeting via telephone and $1,500 for each Blackboard event (such as user conferences, governance events and annual stockholder meetings) attended in person.
      The maximum amount of fees that a non-employee director may receive in any given calendar year for attendance at Board meetings, committee meetings and Blackboard events is $35,000 per year for board meeting fees, $30,000 per year for committee meeting fees, $4,500 per year for event fees, and a maximum cash compensation of $75,000 per year. The directors are also reimbursed for reasonable out-of-pocket travel expenses incurred in attending our meetings and events.
      Each newly elected or appointed non-employee director receives an initial stock option grant to purchase such number of shares obtained by dividing $100,000 by the exercise price, rounded to the nearest 100 shares. The exercise price shall be the closing price of our common stock on the trading date prior to the director’s election or appointment. On July 1 of each year, each non-employee director who at such time has served on the Board of Directors for at least six months shall receive a grant of an option to purchase such number of shares obtained by dividing $50,000 by the exercise price, rounded to the nearest 100 shares. The exercise price shall be the closing price of our common stock on the trading day prior to July 1. Stock options grants to the non-employee directors vest 50% on first anniversary of the grant date and 50% on second anniversary of the grant date.
Employment Agreements
      Mr. Pittinsky, our chairman, serves pursuant to the terms of an employment agreement dated November 9, 2001, as amended. The term of the agreement is four years. Pursuant to the terms of this agreement, the Compensation Committee sets Mr. Pittinsky’s annual salary, cash bonus and other compensation. If we terminate Mr. Pittinsky’s employment without cause or if he were to terminate his employment for good reason, each as defined in the agreement, he is entitled to a cash payment equal to one year of his annual base salary, in a lump sum or in accordance with normal payroll practices, at our election, and earned bonus through the end of the last full quarter. Upon termination without cause, Mr. Pittinsky is further entitled to continue to participate in employee benefit plans, programs and arrangements for a period of twelve months. Mr. Pittinsky agreed not to compete with us during the term of his employment and for one year after the termination of the agreement. In addition, he agreed not to solicit our employees or customers during the same period.
      Mr. Chasen, our chief executive officer and president, serves pursuant to the terms of an employment agreement dated November 9, 2001, as amended. The term of the agreement is four years. Pursuant to the terms of this agreement, the Compensation Committee sets Mr. Chasen’s annual salary, cash bonus and other compensation. If we terminate Mr. Chasen’s employment without cause or if he were to terminate his employment for good reason, each as defined in the agreement, he is entitled to a cash payment equal to one year of his annual base salary, in a lump sum or in accordance with normal payroll practices, at our election, and earned bonus through the end of the last full quarter. Upon termination without cause, Mr. Chasen is further entitled to continue to participate in employee benefit plans, programs and arrangements for a period of twelve months. Mr. Chasen agreed not to compete with us during the term of his employment and for one year after the termination of the agreement. In addition, he agreed not to solicit our employees or customers during the same period.
      Mr. Repetti, our chief financial officer, serves pursuant to the terms of an employment agreement dated June 1, 2001. The initial term of the agreement is two years, and unless terminated pursuant to its terms, the agreement renews automatically for additional one-year terms. Pursuant to the terms of this agreement, the Compensation Committee sets Mr. Repetti’s annual salary, cash bonus and other compensation. If we terminate Mr. Repetti’s employment without cause or he terminates his employment for good reason, each as defined in the agreement, Mr. Repetti is entitled to a cash payment equal to one year of his annual base salary, earned bonus through the end of the then-current quarter, expense reimbursements and fringe benefits, in a lump sum or in accordance with normal payroll practices, at our election. He is further entitled to continue to participate in employee benefit plans, programs and arrangements for a period of twelve months. Mr. Repetti agreed not to compete with us during the term of his employment and for one year after the termination of the agreement. In addition, Mr. Repetti agreed not to solicit our employees or customers during the same period.
      Mr. Small, our senior vice president of legal, general counsel and secretary, serves pursuant to the terms of an employment agreement dated January 26, 2004. The initial term of the agreement is two years, and unless terminated pursuant to its terms, the agreement renews automatically for additional one-year terms. Pursuant to the terms of this agreement, Mr. Small’s annual salary, cash bonus and other compensation is set from time to time by us. If we terminate Mr. Small’s employment without cause or he terminates his employment for good reason, each as defined in the agreement, Mr. Small is entitled to a cash payment equal to one year of his annual base salary, earned bonus through the end of the then-current quarter, expense reimbursements and fringe benefits, in a lump sum or in accordance with normal payroll practices, at our election. He is further entitled to continue to participate in employee benefit plans, programs and arrangements for a period of twelve months.
      Mr. Rosen, formerly our chief corporate officer and president for international, ceased to be an employee of Blackboard in December 2004. In connection with his departure, Blackboard and Mr. Rosen entered into a release agreement dated December 7, 2004. Previously, on September 15, 2003, Blackboard and Mr. Rosen entered into an employment agreement. Except for certain provisions that survive termination regarding Mr. Rosen’s obligations relating to non-competition, non-solicitation, confidentiality and assignment and disclosure of inventions, the employment agreement has terminated. The release agreement provided for the payment of $343,580.76 to Mr. Rosen, the payment of certain insurance payments through December 2005 and the transfer of certain electronic devices in full satisfaction of our obligations to Mr. Rosen under the employment agreement and in consideration of his execution of the release agreement. Pursuant to his employment agreement and the release agreement, Mr. Rosen agreed not to compete with us for a period of one year and not to solicit our employees or customers during the same period.
Compensation Committee Interlocks and Insider Participation
      No member of the Compensation Committee of the Board of Directors was at any time during the past fiscal year an officer or employee of Blackboard or any of its subsidiaries, was formerly an officer of Blackboard or any of Blackboard’s subsidiaries, or had any relationship with us requiring disclosure herein. During fiscal year 2004, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee administers Blackboard’s executive compensation program. The role of the Compensation Committee is to oversee Blackboard’s compensation plans and policies, annually review and approve all compensation arrangements for Blackboard’s executive officers, review prerequisites and other benefits of executive officers and administer Blackboard’s stock option plans (including reviewing and approving stock option grants to executive officers). The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board periodically review and revise the charter. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors. The Compensation Committee meets at scheduled times during the year, and it also considers and takes action at other times as appropriate. The Compensation Committee reviews and prepares reports and other materials related to executive compensation disclosure. The Compensation Committee Chair reports to the Board of Directors on key actions and recommendations of the Compensation Committee.

Executive Compensation Program
      The objectives of Blackboard’s executive compensation program are as follows:

•	support the attainment of Blackboard’s short- and long-term financial and strategic objectives;

•	motivate and reward executives for continuous improvement in earnings and growth in stockholder value;

•	be performance-based, with variable pay constituting a significant portion of total compensation;

•	provide differentiated pay based on an executive’s contributions to company performance;

•	align interests of executive officers and shareholders by tying realized compensation directly to changes in shareholder value;

•	attract, retain and motivate highly skilled executives;

•	establish executive compensation that is competitive with Blackboard’s peer companies; and

•	maximize the financial efficiency of the overall program from a tax, accounting, and cash flow perspective.
Components of Executive Compensation
      In furtherance of these objectives, the compensation program for Blackboard’s executive officers consists primarily of: (1) base pay, (2) an annual incentive program (bonus), and (3) a long-term incentive program.
      In 2004, the Compensation Committee commissioned an independent compensation consulting firm to review the company’s executive compensation programs and survey the executive compensation practices of certain peer group companies chosen based on the nature of their businesses and comparability to Blackboard in size on the basis of annual revenues, market capitalization and other measures. The surveyed companies include several, but not all, of the companies represented in the SIC Code 7372 index (Pre-packaged Software) shown in the performance graph on page 20. Base compensation for each executive officer, including the Chief Executive Officer, is generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at Blackboard’s peer group companies.
      In setting compensation levels, the Compensation Committee takes into account such factors as (i) the compensation paid to executive officers at Blackboard’s peer group companies, (ii) the scope and strategic impact of the executive officers’ responsibilities, (iii) Blackboard’s past financial performance and future expectations, (iv) the performance and experience of each individual, (v) past salary levels of each individual and of the officers as a group, (vi) the amount of base salary in the context of the executive officer’s total compensation and other benefits and (vii) for each executive officer, other than the Chief Executive Officer, the evaluations and recommendations of the Chief Executive Officer. The Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors.
      Base Salary. Base salary is generally set with reference to the market practice for comparable positions at the surveyed peer companies and is generally targeted at, or around, the median of the market practice. Base salary for officers is reviewed annually, and adjusted when warranted based on company financial performance, market comparisons and trends, individual performance and, other than for the Chief Executive Officer, the evaluations and recommendations of the Chief Executive Officer.
      Annual Incentive Compensation. Blackboard’s annual incentive program (bonus) is designed to motivate and reward executives for their contribution to Blackboard’s performance during the fiscal year. Executive officers have a significant proportion of their total cash compensation delivered through the incentive compensation to link total compensation with Blackboard’s performance. For 2004, the target bonus for our executive officers ranged from 25% to 50% of base salary and for senior executive officers, including the Chief Executive Officer, was 50% of base salary. Annual incentive awards are set with reference to the market practice for comparable positions at Blackboard’s peer group companies, the scope and strategic impact of the executive officers’ responsibilities and the executive officer’s total compensation package. The program is designed to provide above median pay for performance above peer group average. Actual bonus awards are approved or recommended by the Committee and are determined by company performance as measured against certain sales and pre-tax net income goals, individual or team performance and the achievement of Blackboard’s strategic objectives.
      Long-Term Incentive Awards. The Compensation Committee believes that equity participation by the executive officers aligns the interests of executive officers with those of the stockholders by directly linking compensation and stockholder value, gives executive officers a significant, long-term interest in Blackboard’s success and helps retain key executives in a competitive market for executive talent. Long-term incentive compensation in 2004 consisted solely of stock options. Stock options granted in 2004 generally vest over a four year period with 25% vesting on the first anniversary of grant, and the remaining 75% vesting ratably in 36 monthly installments.
      This year we are proposing amendments to Blackboard’s 2004 Stock Incentive Plan which will, among other things, require that stock options be granted with an exercise price that is no lower than fair market value on grant date and an expiration date no later than eight years after grant. Beginning with option grants made after February 2005, the Compensation Committee has approved a revised vesting schedule that provides that options will vest over a three-year period with 33% vesting on the first anniversary of grant, and the remaining 67% vesting ratably in 24 monthly installments.
      The Compensation Committee generally grants an initial stock option award to executive officers at the time they commence employment, consistent with the number of options granted to peers within and outside the industry at similar levels of experience and seniority and the Compensation Committee may make additional grants from time-to-time, as it deems appropriate, typically on an annual basis. When establishing stock option grant levels, the Compensation Committee generally considers company performance, individual performance, the Chief Executive Officer’s recommendations (except with respect to his own stock option grants), level of seniority and experience and previous grants of stock options.
      Stock options will be used as the long-term incentive vehicle in 2005. The Compensation Committee reviews the long-term incentive program from time-to-time and makes adjustments as it deems appropriate taking into account corporate and market trends, tax and accounting considerations and company compensation objectives.
      Compensation of the Chief Executive Officer. Michael L. Chasen serves as Blackboard’s Chief Executive Officer and President. Mr. Chasen’s cash compensation plan for fiscal year 2004 consisted of an annual base salary of $300,000 and a bonus of $205,000 based on company performance against financial metrics and achievement of company strategic objectives. Following its review of the compensation practices of Blackboard’s peer group companies and based upon its assessment of Mr. Chasen’s leadership, experience, value and contributions to the company, the Compensation Committee approved an increase to Mr. Chasen’s base salary to $335,000, a 11.7% increase, effective April 1, 2005, and an increase to Mr. Chasen’s target bonus for fiscal 2005 to 70% of base salary. The Compensation Committee believes that Mr. Chasen’s total cash compensation plan is comparable to that of chief executive officers in Blackboard’s peer group companies and that it is comprised of lower-than-market base salary and higher-than-market target bonus, the effect of which is to make a higher proportion of the total cash compensation dependent on Blackboard’s performance.
      On June 18, 2004, Mr. Chasen received options to purchase 18,876 shares of Blackboard common stock at $14.00 per share, the fair market value at the time of grant. On March 1, 2005, Mr. Chasen was granted an option to purchase 100,000 shares of Blackboard common stock at $17.00 per share, the fair market value at the time of grant, of which 33% vests on the first anniversary of grant and the remaining 67% in equal monthly installments over the following 24 months. The option expires eight years from the date of grant.

Tax Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code, as amended generally disallows a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and four other most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, Blackboard structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under Blackboard’s stock plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Blackboard and its stockholders, after taking into consideration company performance and business conditions.
      Respectfully submitted by the Compensation Committee.

COMPENSATION COMMITTEE

Steven B. Gruber, Chair
Arthur E. Levine
William Raduchel

STOCK PERFORMANCE GRAPH
      The following graph compares the yearly change in the cumulative total stockholder return on our common stock during the period from June 18, 2004 (the date of our initial public offering) through December 31, 2004, with the cumulative total return on a SIC Index that includes all organizations in the Standard Industrial Classification (SIC) Code 7372-Prepackaged Software (the “SIC Code Index”) and the CoreData Market Weighted NASDAQ Index Return (the “NASDAQ Market Index”). The comparison assumes that $100 was invested on June 18, 2004 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.
COMPARISON OF TOTAL RETURN FOR BLACKBOARD INC.,
SIC CODE INDEX AND NASDAQ MARKET INDEX (1)(2)
ASSUMES $100 INVESTED ON JUNE 18, 2004 AND REINVESTMENT OF DIVIDENDS

	6/18/2004		6/30/2004	9/30/2004	12/31/2004

Blackboard Inc.	$100.00	(3)	$100.20	$85.76	$74.01
SIC Code Index	100.00		100.00	94.57	108.07
NASDAQ Market Index	100.00		100.00	93.07	107.05

(1)	This graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from CoreData LLC, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

(3)	The hypothetical investment in our common stock presented in the stock performance graph above is based on an assumed initial price of $20.01 per share, the closing price on June 18, 2004, the date of our initial public offering. The stock sold in our initial public offering was issued at a price to the public of $14.00 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Founder stock sales. On February 13, 2004, each of Mr. Pittinsky, our chairman, and Mr. Chasen, our chief executive officer and president, sold 117,975 shares of our common stock to several of our other existing stockholders at a purchase price of $9.66 per share. Mr. Pittinsky and Mr. Chasen each sold shares to each of the entities listed below in the following amounts: 1,816 shares to Aurora Ventures II, LLC, 80,449 shares to Carlyle Venture Partners, L.P., 10,670 shares to Carlyle U.S. Venture Partners, L.P., 6,485 shares to Carlyle Venture Coinvestment, L.L.C., 16,740 shares to C/S Venture Investors, L.P., 742 shares to Harbinger/ Aurora Venture Fund, LLC and 1,073 shares to Harbinger/Aurora QP Venture Fund, LLC. Carlyle Venture Partners, L.P., Carlyle U.S. Venture Partners, L.P., Carlyle Venture Coinvestment, L.L.C. and C/S Venture Investors, L.P. are affiliates of Robert Grady, one of our former directors.
      License fees from Educational Testing Service. In 2004, Educational Testing Service paid us $24,000 for license fees and related services. Mr. Gatti, who joined our Board of Directors in April 2004, has been the chief financial officer of Educational Testing Service since 1997.
      Ruckus Network Inc. Dr. Raduchel, who joined our Board of Directors in February 2005, has been chief executive officer of Ruckus Network Inc., a digital entertainment network, since March 2004. In 2004, Ruckus Network joined as a partner in our Building Blocks program. In 2004, no fees were paid to or from Ruckus Network.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2004 STOCK INCENTIVE PLAN
      We have two equity incentive plans, the 2004 Stock Incentive Plan (the “Original 2004 Plan”), and the Amended and Restated Stock Incentive Plan (the “1998 Plan”). When we adopted the Original 2004 Plan, the Board of Directors determined that no additional grants would be made under the 1998 Plan.
      Our Original 2004 Plan was adopted by our Board of Directors in March 2004 and approved by our stockholders in April 2004. On March 21, 2005, our Board of Directors approved, subject to stockholder approval, the Amended and Restated 2004 Stock Incentive Plan (the “Amended 2004 Plan”). The principal changes in the Amended 2004 Plan from the Original 2004 Plan are summarized below. The summary of the Amended 2004 Plan presented in this proxy statement is qualified in its entirety by the Amended 2004 Plan, which is included in this proxy statement as Appendix B.

•	The number of shares of our common stock for which awards under the plan may be issued is increased from 1,887,692 shares to 2,350,000 shares, subject to adjustment for stock splits, combinations and similar events.

•	The maximum number of shares of our common stock that may be issued pursuant to awards other than stock options and certain stock appreciation rights is 600,000 shares.

•	The maximum term of any stock option grant made after March 1, 2005 is 8 years.

•	The minimum exercise price of any stock option grant made after the approval of the Amended 2004 Plan is 100% of the fair market value of our common stock at the time of grant.

•	Other than adjustments for stock splits, combinations and similar events or pursuant to stockholder approval, options may not be amended to reduce the exercise price per share thereof and we may not implement an option exchange program pursuant to which an option could be exchanged for a new option with a lower exercise price per share.

•	The terms on which stock appreciation rights may be granted are specified, including a limit on the term of stock appreciation rights to 8 years and a stipulation that stock appreciation rights may be granted at a price no lower than 100% of the fair market value of our common stock at the time of grant.

•	Restricted stock grants may not fully vest before the third anniversary of grant. Restricted stock subject to the achievement of performance goals and a maximum of 100,000 shares of restricted stock are excepted from this requirement.

•	Certain terms of performance-based restricted stock or other grants are specified as set forth in the Amended 2004 Plan.
      As of the Record Date, 4,075,060 shares were subject to options currently outstanding under the Original 2004 Plan and the 1998 Plan. 1,189,441 shares of our common stock remained available for future grant under the Original 2004 Plan and no shares are available for grant under the 1998 Plan. As of the Record Date, we had 26,213,132 shares of common stock outstanding and the options outstanding had an average exercise price of $11.16 and an average remaining term of 7.12 years.
      As of the Record Date, the closing price of our common stock was $16.66 per share.
Description of the Amended 2004 Plan
      The following is a brief summary of the Amended 2004 Plan.

Number of Shares Available
      The number of shares of our common stock for which awards under the Amended 2004 Plan may be issued is 2,350,000 shares, subject to adjustment for stock splits, combinations and similar events.

Types of Awards
      The Amended 2004 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).
      Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only at an exercise price that is equal to or greater than 100% of the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our capital stock). Options granted after March 1, 2005 may not have a term in excess of eight years. Subject to adjustments for stock splits, combinations and similar events or pursuant to stockholder approval, options may not be amended to reduce the exercise price per share thereof and we may not implement an option exchange program pursuant to which an option could be exchanged for a new option with a lower exercise price per share.
      Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. The base price from which such appreciation is measured shall not be less than 100% of the fair market value on the date of grant. SARs may be granted independently or in tandem with an option.
      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.
      Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.
      Other Stock-Based Awards. Under the Amended 2004 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.
      Performance Conditions. The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income (p) cash flow or (q) such other objective goals established by the Board of Directors. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Transferability of Awards
      Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards
      Our employees, officers, directors, consultants and advisors and those of our subsidiaries are eligible to be granted Awards under the Amended 2004 Plan. Under present law, however, incentive stock options may only be granted to our employees and the employees of our subsidiaries.
      The maximum number of shares with respect to which Awards may be granted to any participant under the Amended 2004 Plan may not exceed 471,923 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.

Plan Benefits
      As of the date of this proxy statement, no stock options or other awards had been granted, and no shares or other stock-based awards had been issued, under the Amended 2004 Plan on the basis of the share increase or other changes proposed to be effected by the amendment and restatement described in this proxy statement. As of March 15, 2005, approximately 492 persons were eligible to receive Awards under the Amended 2004 Plan, including our 10 executive officers and 5 non-employee directors, except those who are not eligible due to local laws. The granting of Awards under the Amended 2004 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

Administration
      The Amended 2004 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2004 Plan and to interpret the provisions of the Amended 2004 Plan and administer the granting of Awards to eligible participants. Pursuant to the terms of the Amended 2004 Plan, the Board of Directors may delegate authority under the Amended 2004 Plan to one or more committees or subcommittees of the Board of Directors or to one or more of our executive officers. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the Amended 2004 Plan, including the granting of options to executive officers.
      The Board of Directors is required to make appropriate adjustments in connection with the Amended 2004 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Amended 2004 Plan also contains provisions addressing the consequences of certain reorganization events such as a merger or consolidation of Blackboard, an exchange involving all of our common stock or our liquidation or dissolution. In such event, the Board may provide that (i) outstanding Awards be assumed by the acquiring or succeeding entity, (ii) all unexercised options become exercisable in full and will terminate immediately prior to the consummation of such reorganization event, (iii) outstanding Awards will become realizable or deliverable in whole or in part prior to or upon such reorganization event, (iv) cash payment be made to holders of Awards calculated in reference to the amount received per share of common stock by holders of our common stock in the reorganization event, (v) in connection with our liquidation or dissolution, Awards will convert into the right to receive liquidation proceeds or (vi) any combination of the foregoing.
      Upon the occurrence of certain events involving a change in control, such as a merger or sale of substantially all of our assets, the acquisition by a person, entity or group of 25% or more of our outstanding stock or a change in a majority of the members of the Board of Directors, the vesting of Awards outstanding at such time shall be accelerated by 12 months.
      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the Amended 2004 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Upon exercise of a SAR, the Board of Directors may count such SAR against the common stock available for grant either (i) with respect to the total number of shares subject to such SAR (“Gross-Counted SARs”) or (ii) with respect only to the number of shares actually issued pursuant to such exercise (“Net-Counted SARs”), provided however that Net-Counted SARs will also be counted against the sub-limit set forth in the following sentence. The maximum number of shares with respect to which awards other than options and Gross-Counted SARs may be granted is 600,000.

Substitute Options
      In connection with a merger or consolidation of an entity with us, or the acquisition by us of property or stock of an entity, the Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the Amended 2004 Plan. Substitute options will not count against the Amended 2004 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants
      The Board of Directors or the Compensation Committee may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Amended 2004 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination
      No Award may be made under the Amended 2004 Plan after March 3, 2014 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Amended 2004 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.
      If our stockholders do not approve the adoption of the Amended 2004 Plan, the Amended 2004 Plan will not go into effect, and we will continue to grant Awards under the Original 2004 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.
Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended 2004 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or any of our 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options
      A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights
      A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units
      A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards
      The tax consequences associated with any other stock-based Award granted under the Amended 2004 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us
      There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
Required Vote and Board Recommendation
      Approval of the Amended 2004 Plan requires the affirmative vote of a majority of the shares present and entitled to vote, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting. Should such approval not be obtained, the Original 2004 Plan will remain in effect and we will continue to grant equity awards under the Original 2004 Plan.
      The Board of Directors recommends a vote FOR the Amended 2004 Plan.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year. Ernst & Young LLP has served as our independent auditors since 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
      The following table sets forth approximate aggregate fees billed to us for fiscal years 2003 and 2004 by Ernst &Young LLP:

	2003	2004

	(In thousands)
Audit Fees(1):	$262.4	$887.9
Audit-Related Fees(2):	—	11.0
Tax Fees(3):	144.9	251.0
All Other Fees(4):	—	6.1

Total	$407.3	$1,156.0

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits or accounting consultation.

(2)	Audit-related fees consist of fees related to assurance and related services that are reasonably related to the performance of the audit and review of our financial statements and which are not included under Audit Fees.

(3)	Tax fees consisted of fees related to tax compliance, tax planning and tax advice.

(4)	All other fees consists of all other products and services provided by the principal accountant that are not reflected in any of the previous three categories.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
      The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee Policies and Practices (the “Audit Committee Policy”) to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services or may delegate to the chairman of the Audit Committee the authority to pre-approve such services. Also, services that are expected to be provided to us by the independent registered public accounting firm during the following 12 months may be pre-approved by the Audit Committee in advance, provided that a monetary limit is established with respect to each pre-approved service and the pre-approved services are specified in sufficient detail so that management will not be called upon to make a judgment as to whether a service fits within the pre-approved services. All of the audit-related, tax and all other services provided by Ernst & Young LLP to us in 2004 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Audit Committee Policy. All non-audit services provided in 2004 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Required Vote and Board Recommendation
      Although stockholder approval of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year is not required by law, the Board of Directors and the Audit Committee believe that it is advisable to provide stockholders an opportunity to ratify this selection. Ratification of the selection of our independent accountants requires the affirmative vote of a majority of the shares present or represented and entitled to vote, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and shares subject to broker non-votes on this matter will not be treated as being entitled to vote on this matter at the Annual Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the matter.
The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such reporting persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of the copies of such filings received by us with respect to the fiscal year ended December 31, 2004, and written representations from certain of our directors and executive officers, we believe that all such reporting persons complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2004.
STOCKHOLDER PROPOSALS
      Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2006 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than December 8, 2005. Under our by-laws, stockholders who wish to make a proposal at the 2006 annual meeting, other than one that will be included in our proxy statement, must notify us between December 8, 2005 and January 7, 2006. If a stockholder who wishes to present a proposal fails to notify us by January 7, 2006 and such proposal is brought before the 2006 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2006 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Blackboard Inc., 1899 L Street NW, 5th Floor, Washington, D.C. 20036, Attention: Matthew H. Small, Corporate Secretary.
CODE OF ETHICS
      We have adopted a “code of ethics” as defined by regulations promulgated under the Securities Act and the Exchange Act that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer and principal accounting officer. A current copy of our Code of Business Conduct and Ethics is available on our website at http://investor.blackboard.com.
EXPENSES AND SOLICITATION
      The cost of solicitation of proxies will be borne by us. In addition to soliciting stockholders by mail, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees, without additional compensation, may also be made of some stockholders in person or by mail, telephone or email following the original solicitation. We may retain a proxy solicitation firm to assist in the solicitation of proxies and we will bear all reasonable solicitation fees and expenses if we retain a proxy solicitation firm.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
      In some cases, only one copy of the proxy statement and the annual report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents were delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to Investor Relations, Blackboard Inc., 1899 L Street NW, 5th Floor, Washington, D.C. 20036. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and annual report and who would prefer to receive a single copy of such materials may instruct us accordingly by directing that request to us in the manner provided above.
OTHER BUSINESS
      The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

APPENDIX A
Amended And Restated Audit Committee Charter

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities
          General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

          Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

–	critical accounting policies and practices;

–	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

–	other material written communications between the independent auditor and Company management.

6.	Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

–	the firm’s internal quality-control procedures; and

–	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

          Audited Financial Statements

7.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.
          Review of Other Financial Disclosures

10.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11.	Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies (other than rating agencies in the ordinary course of business) and other third parties not bound by a non-disclosure agreement with the Company.

12.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
          Controls and Procedures

13.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal controls over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

14.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

16.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

17.	Evaluation of Financial Management. The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

D.                Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

APPENDIX B
Amended and Restated 2004 Stock Incentive Plan
1. Purpose
      The purpose of this Amended and Restated 2004 Stock Incentive Plan (the “Plan”) of Blackboard Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
      All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”
3. Administration and Delegation
      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.
      (c) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards
      (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 2,350,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”).
      If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Upon exercise of a SAR (as hereinafter defined), the Board may count such SAR against the Common Stock available for grant under the Plan either (i) with respect to the total number of shares subject to such SAR (“Gross-Counted SARs”) or (ii) with respect only to the number of shares actually issued pursuant to such exercise (“Net-Counted SARs”), provided however that Net-Counted SARs will also be counted against the sub-limit set forth in Section 4(b)(2). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
      (b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:
           (1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 471,923 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereinafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
           (2) Limit on Awards other than Options and SARs. The maximum number of shares with respect to which Awards other than Options and Gross-Counted SARs may be granted shall be 600,000.
5. Stock Options
      (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”
      (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Blackboard Inc., any of Blackboard Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.
      (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement. The exercise price per share shall not be less than 100% of the market value on the date of grant. For purposes of the Plan, “market value” shall mean the last reported sale price on the trading day prior to the date of grant of the Corporation’s common stock on the principal securities exchange, inter-dealer quotation system or nationally recognized trading system on which the stock is listed.

      (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. Other than Options granted prior to March 1, 2005, Options granted hereunder shall expire no later than 8 years after the date of grant.
      (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.
      (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
           (1) in cash or by check, payable to the order of the Company;
           (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
           (3) when the Common Stock is registered under the Exchange Act and listed on a national securities exchange, the NASDAQ National Market or another nationally recognized trading system, by delivery of shares of Common Stock owned by the Participant valued at the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the date of exercise (or, if no such price is reported on such day, the shares of Common Stock shall be valued at their fair market value as determined by, or in a manner approved by, the Board in good faith), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;
           (4) to the extent permitted by applicable law and by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or
           (5) by any combination of the above permitted forms of payment.
      (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof (“Substitute Options”). Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.
      (h) Limitation. Other than adjustments pursuant to Section 9 or actions approved by the Company’s stockholders, outstanding Options shall not be amended to reduce the exercise price per Share thereof and the Company shall not implement an option exchange program pursuant to which an Option could be exchanged for a new Option with a lower exercise price per Share.
6. Stock Appreciation Rights.
      (a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The base price from which such appreciation is measured shall not be less than 100% of the market value on the date of grant, as defined in Section 5(c). The date as of which such appreciation or other measure is determined shall be the exercise date. Stock Appreciation Rights granted hereunder shall expire no later than 8 years after the date of grant.
      (b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.
           (1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.
           (2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
      (c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.
7. Restricted Stock; Restricted Stock Units.
      (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
      (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
      (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

      (d) Limitations on Vesting.
           (1) Restricted Stock Awards that vest based on the passage of time alone shall not provide for vesting in full in less than a three-year period from the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (d)(1) shall not apply to (A) Awards granted pursuant to Section 10(j) or (B) a maximum of 100,000 shares of Common Stock with respect to which Restricted Stock Awards may be granted.
           (2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.
8. Other Stock-Based Awards.
      Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.
9. Adjustments for Changes in Common Stock and Certain Other Events
      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share-and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.
      (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or Other Stock Unit Award granted under the Plan at the time of the grant of such Award.

      (c) Reorganization and Change in Control Events
           (1) Definitions

(a) A “Reorganization Event” shall mean:

(i)	any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

(ii)	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(b) A “Change in Control Event” shall mean:

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii)	such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and

Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

           (2) Effect on Options

(a)	Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of an Option shall be accelerated so that such Option shall become immediately exercisable for the number of shares subject to the Option which otherwise would have first vested within 12 months following such Change in Control Event, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth in the applicable option agreement as though such 12 month period had actually passed. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(b)	Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of an Option shall be accelerated so that such Option shall become immediately exercisable for the number of shares subject to the Option which otherwise would have first vested within 12 months following such Change in Control Event, and any remaining unvested shares subject to such Option shall continue to vest in accordance with the vesting schedule set forth in the applicable option agreement as though such 12 month period had actually passed.
           (3) Effect on Restricted Stock Awards

(a)	Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing a Restricted Stock Award or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of a Restricted Stock Award shall be accelerated so that the number of shares subject to such Award which otherwise would have first vested within 12 months following such Change in Control Event shall become immediately vested, and any remaining unvested shares subject to such Award shall continue to vest in accordance with the vesting schedule set forth in the applicable Restricted Stock Award as though such 12 month period had actually passed.

           (4) Effect on Other Stock Unit Awards

(a)	Reorganization Event that is not a Change in Control Event. The Board shall specify the effect of a Reorganization Event that is not a Change in Control Event on any Other Stock Unit Award granted under the Plan at the time of the grant of such Other Stock Unit Award.

(b)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing an Other Stock Unit Award or any other agreement between a Participant and the Company, upon such Change in Control Event, the vesting schedule of any Other Stock Unit Award shall be accelerated so that the number of shares subject to the Other Stock Unit Award which otherwise would have first become exercisable, realizable, vested or free from conditions or restrictions within 12 months following such Change in Control Event shall immediately become exercisable, realizable, vested or free from conditions or restrictions, and any remaining unvested shares subject to such Award shall continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the vesting schedule set forth in the applicable Other Stock Unit Award as though such 12 month period had actually passed.
10. General Provisions Applicable to Awards
      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
      (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.
      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued in accordance with the procedures set forth in Section 5(f)(3); provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
      (f) Amendment of Award. Except as provided in Section 5(h) above, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another

Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
      (h) Acceleration. .The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
      (i) Deferred Delivery of Shares Issuable Pursuant to an Award. Subject to Section 11(g), the Board may, at the time any Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.
      (j) Performance Conditions.
           (1) This Section 10(j) shall be administered by the Compensation Committee of the Board of Directors, or such other committee of “outside directors”, as defined by Section 162(m), approved by the Board (the “Section 162(m) Committee”).
           (2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(j) is applicable to such Award.
           (3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(j), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow, or (q) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

           (4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(j), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.
           (5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
11. Miscellaneous
      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.
      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the Nasdaq National Market, Inc. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.
      (e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
      (f) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
      (g) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.
      (h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

BLACKBOARD INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Michael L. Chasen and Peter Q. Repetti as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Blackboard Inc. held of record by the undersigned on March 29, 2005, at the Annual Meeting of Stockholders to be held at the Sheraton Four Points Hotel, 1201 K Street NW, Washington, D.C. 20005, on May 19, 2005 at 11:00 a.m, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of Blackboard Inc. or shall vote in person at the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

BLACKBOARD INC.

May 19, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

     1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	E. Rogers Novak, Jr.
		¡	William Raduchel
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To approve the Amended and Restated 2004 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan from 1,887,692 to 2,350,000 and make other specified changes.	☐	☐	☐

3.	To ratify the selection of the Company's independent registered public accounting firm.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of Blackboard Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the directors and “FOR” proposals 2 and 3.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.